EXHIBIT 10(i)
                             JACOBSON STORES INC.

                        1996 Management Incentive Plan



Senior management incentives are based on accomplishing the key goals of our business plan. Incentives are structured to strive for excellence.

The management incentive plan is designed to:

      . foster an awareness of the Company's objective of consistent, profitable operation.

      . motivate managers to meet the shorter term needs of shareholders without sacrificing long-term profitability.

      . encourage managers to "stretch" for higher levels of performance in the future.

      . establish target incentives for each participant so that each person is aware of what payout percentages can be expected with various levels of accomplishment.

      .  encourage long-term retention of key employees.

The principal features of the plan include:

      . participation in the plan is limited to salaried officers of the Company.

      . the potential payout as a percent of the base salary of each participant is as follows:

                                      Threshold     Target     Maximum
                                      ---------     ------     -------
              % of target                80%         100%        125%
              % of target award           0%         100%        150%
         ------------------------------------------------------------

         Chairman/CEO                     0%          35%         52.5%
         Vice Chairman                    0           30          45
         President                        0           30          45
         SVP - Stores                     0           25          37.5
         SVP - GMM                        0           25          37.5
         VP - Store Group Manager         0           20          30
         VP - DMM                         0           20          30
         VP - Operations                  0           20          30
         VP - Staff Positions             0           15          22.5

         ------------------------------------------------------------

      . specific performance criteria and weights are established at the beginning of the year for each participant. At the most senior level, primary emphasis is placed on corporate goal achievement (to emphasize the importance of cooperation and the team approach); at the VP-Staff level, primary emphasis is placed on individual goal achievement.
                                                                     (3/21/96)